SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 3, 2007

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                         First Federal Bankshares, Inc.
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             (Exact name of registrant as specified in its charter)


    Delaware                        0-25509                      42-1485449
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(State or other             (Commission File Number)         (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)



329 Pierce Street, Sioux City, Iowa                                51101
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(Address of principal executive offices)                         (Zip Code)


                                 (712) 277-0200
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))




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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

     On January 3, 2007, First Federal Bankshares, Inc. (the "Company"), and its wholly owned subsidiary, First Federal Bank (the "Bank"), entered into change in control agreements (the "Agreements") with the following persons: Michael S. Moderski, Chief Financial Officer of the Bank; Bernard J. Schneiderman, Residential Lending Manager of the Bank; Scott S. Sehnert, Commercial Banking Manager of the Bank; Peggy E. Smith, Operations Manager of the Bank; and Amy M. Anderson-Vali, Retail Banking Manager of the Bank. Each of the Agreements has an initial term of twelve calendar months, subject to annual renewal unless written notice of non-renewal is provided to the executive.

     Under each of the Agreements, upon the occurrence of either the executive's involuntary termination of employment or the executive's voluntary termination of employment for "good reason" (as defined in the Agreements), with either occurring within twelve months following the effective date of a "change in control" (as defined in the Agreements) of the Company or the Bank (the "Termination of Employment"), the Company or the Bank will pay the executive (or in the event of his or her subsequent death, his or her estate), his or her base salary in effect on the date of the Termination of Employment for the time period specified in the Agreements. Mr. Sehnert would be entitled to payment of his base salary for eighteen months following the date of the Termination of Employment, and each of the other executives would be entitled to payment of his or her base salary for a twelve-month period.

     Notwithstanding the foregoing, in order to be eligible to receive the severance payments under the Agreements, the Termination of Employment must qualify as a "Separation from Service," as defined in the Agreements. In addition, to the extent that the executive is a "Specified Employee" (as defined in the Agreements), payments will not begin until the first day of the seventh month following the executive's Separation from Service and the first payment owed to the executive will equal the first six months of accumulated payments owed to the executive thereunder, and thereafter regular payments owed to the executive will be made starting with the seventh month after the executive's Separation from Service.

     The Agreements also include non-competition and non-solicitation provisions to which the executive would be subject for a period of twelve months (eighteen months in the case of Mr. Sehnert) following his or her Termination of Employment. Finally, the Agreements provide for a reduction in the amounts of the severance payments in certain circumstances if the executive becomes employed during the period in which severance payments are due under the Agreements.

     The Agreements referenced in this Item 5.02 will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2006.


Item 9.01.  Financial Statements and Exhibits.

       (a)  Not Applicable.

       (b)  Not Applicable.

       (c)  Not Applicable.

       (d)  Exhibits

                  None.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FIRST FEDERAL BANKSHARES, INC.

Dated: January 9, 2007                 By:   /s/ Michael W. Dosland
                                             -----------------------------------
                                           Michael W. Dosland
                                           President and Chief Executive Officer